WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

Claridge Ventures, Inc.

A NEVADA CORPORATION

The undersigned Director, being the Directors of Claridge Ventures, Inc., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

 Share Dividend

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a share dividend on a basis of seven additional shares for every share held (7-1) by Share holders of record on November 30, 2009.

Dated: November 30, 2009

The undersigned, being all the Director of Claridge Ventures, Inc., waives the required notice of meeting and consents to all actions taken hereby.

/s/ Kenneth Edmundson

_______________________________________

Ken Edmundson , President, CEO and Director

/s/Robert Edmundson

___________________________

Robert Edmundson, Secretary,

Treasurer, and Director